UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2004, Provide Commerce, Inc. (the “Company”) entered into a First Amendment to Employment Agreement with William Strauss, its Chief Executive Officer. Mr. Strauss also serves as a Director and Assistant Secretary of the Company. The amendment amends Mr. Strauss’ existing Amended and Restated Employment Agreement with the Company, dated February 24, 2003.

The amendment provides that Mr. Strauss’s annual performance bonus beginning with the Company’s 2005 fiscal year shall be reviewed and determined annually by the board of directors of the Company, or its delegated committee, and shall be determined and adjusted at the sole discretion of the board or its delegated committee based upon the Company’s financial performance and achievement of personal objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: September 28, 2004	By:	/s/ REX E. BOSEN
Rex E. Bosen
Vice President, Finance and Accounting and Corporate Treasurer